UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐   Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐   Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KNDI	NASDAQ Global Select Market

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 6, 2020, Zhejiang Kandi Vehicles Co., Ltd. ("Kandi Vehicles"), the wholly-owned Chinese subsidiary of Kandi Technologies Group, Inc. (the “Company”) entered into an agreement with the Jinhua Economic and Technological Development Zone (“Jinhua Zone” or “local government”), pursuant to which the local government shall purchase the land use right over the land of 66 acres (400 mu, 265,029 square meters) that is owned by Kandi Vehicles for RMB 525 million ($75 million). Payments to Kandi Vehicles shall be made as follows:

1)	244 million ($35 million) is due within 20 days of signing the agreement;

2)	RMB 119 million ($17 million) is due within 10 days of the cancellation of the certificates evidencing the use right of the land and the ownership of the real properties over the land, and the return of the undeveloped part of the land;

3)	The final RMB 162 million ($23 million) will be paid within 10 days of “return” of the land. “Return” is defined as completely vacating the land and returning the factory and other real property over the land to Jinhua Zone.

The transaction includes additional financial incentives. If Kandi Vehicles achieves certain milestones that contribute to local economic development, the company will be eligible for tax rebates that could total up to RMB 500 million ($71 million) over the next eight years. Kandi Vehicles intends to use the proceeds from the land repurchase to fund the land use acquisition and factory construction in the new EV Zone, as defined below, and to fund growth initiatives and general corporate purposes.

Kandi Vehicles will move its current production to a new facility in the New Energy Automotive Zone (“EV Zone”) being created by the local government. The new EV Zone is located a few kilometers from Kandi Vehicles’ current facilities. Kandi Vehicles intends to occupy approximately 16.5 acres (100 mu, or 66,773 square meters) of land in the new EV Zone, and will construct a compact, multi-story and highly efficient 100,000 square meter new factory. Kandi will purchase the land use rights for RMB 25 million ($3.6 million).

The transaction includes additional financial incentives. If Kandi Vehicles achieves certain milestones that contribute to local economic development, it will be eligible for tax rebates that could total up to RMB 500 million ($71 million) over eight years.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On March 9, 2019, the Company issued a press release announcing its entry into the agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 is not “filed” for purposes of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 9, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.
Date: March 9, 2020	By:	/s/ Hu Xiaoming
	Name:	Hu Xiaoming
	Title:	President and Chief Executive Officer

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